Exhibit F

Republic of the Philippines

Department of Finance

Office of the Secretary

Department of Finance Building

BSP Complex

Manila 1004

Philippines

February 5, 2016

Ladies and Gentlemen:

Republic of the Philippines (the “Republic”)

Registration Statement under Schedule B in respect of debt securities (the “Debt Securities”) and warrants (the “Warrants”)

We have acted as special United States counsel to the Republic in connection with the preparation of the registration statement under Schedule B (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 relating to the offering from time to time, as set forth in the Registration Statement and the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto, of the Republic’s Debt Securities and Warrants. The Debt Securities may be issued from time to time pursuant to the Fiscal Agency Agreement dated October 4, 1999, as amended by Supplement No. 1 to the Fiscal Agency Agreement dated February 26, 2004 and Supplement No. 2 to the Fiscal Agency Agreement dated January 11, 2006 (together, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A.), as fiscal agent (the “Fiscal Agent”). The Warrants may be issued from time to time pursuant to a warrant agreement (a “Warrant Agreement”) to be entered into between the Republic and a warrant agent (a “Warrant Agent”).

This opinion is limited to the federal law of the United States and the laws of the State of New York, and we express no opinion as to the effect of the laws of any other State of the United States or the laws of any other jurisdiction.

We have examined the Fiscal Agency Agreement, such certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that the Republic has the power to execute and deliver the Debt Securities, the Fiscal Agency Agreement, the Warrants and the applicable Warrant Agreement and perform its obligations thereunder, that the Fiscal Agency Agreement has been duly and validly authorized, executed and delivered under the laws of the Republic by the Republic, that the applicable Warrant Agreement will be duly and validly authorized, executed and delivered under the laws of the Republic by the Republic, that the Debt Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

In our opinion, the Debt Securities, when executed and delivered by the Republic against payment therefor pursuant to the terms of the Fiscal Agency Agreement and when authenticated in accordance with the terms of the Fiscal Agency Agreement, and the Warrants, when executed and delivered by the Republic against payment therefor pursuant to the terms of the applicable Warrant Agreement and when authenticated in accordance with the terms of such Warrant Agreement, will constitute valid and legally binding obligations of the Republic enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We note that the designation in the Fiscal Agency Agreement of the United States federal courts set forth therein as venues for proceedings relating to the Debt Securities and the Fiscal Agency Agreement is subject to the power of the United States federal courts to transfer proceedings pursuant to Section 1404(a) of Title 28 of the United States Code or to dismiss such proceedings on the grounds that such United States federal court is an inconvenient forum for such actions. We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under Section 1332 of Title 28 of the United States Code does not exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of the Securities” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Linklaters
Linklaters